FOR IMMEDIATE RELEASE                                                                                                                            Contact:                   David M. Findlay
Executive Vice President-
                   Administration and
Chief Financial Officer
(574) 267-9197

LAKE CITY BANK ANNOUNCES PROMOTION OF DAVID M. FINDLAY TO PRESIDENT

Warsaw, Indiana (September 14, 2010) – Lakeland Financial Corporation (NASDAQ Global Select/LKFN) and Lake City Bank, today announced that David M. Findlay has been promoted to President of both organizations and will join their respective board of directors. Mr. Findlay (48) will continue his present oversight of Finance and Accounting, Treasury, Risk Management, Legal, Human Resources, Operations and Technology, and Corporate and Institutional Services. He will also retain his role as Chief Financial Officer.

Michael L. Kubacki (59), who will continue to serve as Chairman and Chief Executive Officer of both organizations, commented “These decisions are in recognition of the excellent contributions David has made to the Bank’s success over the past ten years, as well as to underscore his leadership role in our growth plans going forward. We have a very strong team of people here at Lake City Bank, and I look forward to working with David and all of them to continue our progress in the years ahead”.

Mr. Findlay added “Our goal of further strengthening Lake City Bank’s reputation as one of the leading banks in Indiana is exciting for the entire Team. With our expansion plans underway in Indianapolis, and our growth continuing in Northern Indiana, the bank will continue to play an important role in contributing to Indiana‘s economic growth. I am honored and thrilled to have this opportunity in the future”.

Mr. Findlay joined the Bank in 2000, after serving in various capacities with Quality Dining, Inc. concluding as Senior Vice President and Chief Financial Officer. He began his career with The Northern Trust Company in Chicago in 1984. Mr. Findlay is active in a number of community organizations, including the boards of OrthoWorx, Northern Indiana Workforce, Ivy Tech Community College, WNIT Public Television, YMCA of Kosciusko County, The Logan Center, and the DePauw University Board of Visitors. He lives in Winona Lake, Indiana, with his wife Susan and daughters Audrey and Blair.

Lakeland Financial Corporation is a $2.6 billion bank holding company headquartered in Warsaw, Indiana. Lake City Bank serves Northern Indiana with 43 branches located in the following Indiana counties: Kosciusko, Elkhart, Allen, St. Joseph, DeKalb, Fulton, Huntington, LaGrange, Marshall, Noble, Pulaski and Whitley.  The Company also has a Loan Production Office in Indianapolis, Indiana.

Lakeland Financial Corporation may be accessed on its home page at www.lakecitybank.com. The Company’s common stock is traded on the Nasdaq Global Select Market under “LKFN”. Market makers in Lakeland Financial Corporation common shares include Automated Trading Desk Financial Services, LLC, B-Trade Services, LLC, Citadel Securities, LLC, Citigroup Global Markets Holdings, Inc., Domestic Securities, Inc., E*TRADE Capital Markets LLC, FTN Financial Securities Corp., FTN Equity Capital Markets Corp., Goldman Sachs & Company, Howe Barnes Hoefer & Arnett, Inc., Keefe, Bruyette & Woods, Inc., Knight Equity Markets, L.P., Morgan Stanley & Co., Inc., Stifel Nicolaus & Company, Inc., Susquehanna Capital Group and UBS Securities LLC.

This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.  Additional information concerning the Company and its business, including factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on form 10-K.